EXHIBIT 5
                                                                   ---------



                             SHEARMAN & STERLING

FAX:  212-048-7170           599 LEXINGTON AVENUE                    ABU DHABI
      212-848-7181        NEW YORK, N.Y. 10022-6069                    BEIJING
TELEX: 667290 WU1               212 848-4000                          BUDAPEST
                                                                    DUSSELDORF
                                                                     FRANKFURT
                                                                     HONG KONG
WRITER'S DIRECT NUMBER:                                                 LONDON
                                                                   LOS ANGELES
                                                                      NEW YORK
                              September 28, 1995                         PARIS
                                                                 SAN FRANCISCO
                                                                        TAIPEI
                                                                         TOKYO
                                                                       TORONTO
                                                              WASHINGTON, D.C.
Fort Howard Corporation
1919 South Broadway
Green Bay, WI  54304

Ladies and Gentlemen:

          We have acted as counsel for Fort Howard Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") covering the registration under the Securities Act of 1933, as amended (the "Act"), of 3,800,000 shares (the "Shares") of the Company's common stock, par value of $.01 per share ("Common Stock"). The Shares are to be issued by the Company (a) upon the exercise of options to purchase Common Stock ("Options") which have been granted under the Fort Howard Corporation Amended and Restated Management Equity Participation Agreement dated as of August 8, 1988, as amended from time to time (the "MEPA"), (b) upon the exercise of Options which have been granted under the Fort Howard Corporation Management Equity Plan, as amended from time to time (the "MEP"), (c) under the Fort Howard Corporation 1995 Stock Plan for Non-Employee Directors (the "1995 Directors Plan"), and (d) under the
Fort Howard Corporation 1995 Stock Incentive Plan (the "1995 Plan"). The MEPA, the MEP, the 1995 Directors Plan and the 1995 Plan are collectively referred to as the "Plans."

          We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals and the conformity to the originals of all documents presented to us as copies.
In rendering our opinion, we have relied as to factual matters upon certificates of officers of the Company and certificates of public officials. We have further assumed that all Options granted pursuant to the MEPA and the MEP have been, and all Shares to be granted pursuant to the 1995 Directors Plan and all Shares and Options to be granted pursuant to the 1995 Plan will be, validly granted in accordance with the terms of the respective Plans and that all Shares to be issued upon the exercise of such Options will be issued in accordance with the terms of such Options and the respective Plans.

Fort Howard Corporation               2                     September 28, 1995


          Our opinion expressed herein is limited to the Federal law of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware.

          Based on the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that, when issued and delivered in accordance with the terms of such Options and the respective Plans, and as described in the Section 10(a) Prospectus relating to Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the Section 10(a) Prospectus. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                                 Very truly yours,

                                            /s/ Shearman & Sterling